Exhibit 2.1

        Execution Version

AGREEMENT AND PLAN OF MERGER BY AND AMONG ZOOMINFO TECHNOLOGIES INC., ZOOMINFO NEWCO INC. AND ZOOMINFO MERGER SUB 1 INC. DATED AS OF OCTOBER 29, 2021

Exhibits
Exhibit A    Form of Certificate of Merger of Old PubCo
Exhibit B    Amended and Restated Certificate of Incorporation of Old PubCo
Exhibit C    Amended and Restated Bylaws of Old PubCo

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (the “Agreement”), entered into as of 12:05 a.m. Eastern Time on October 29, 2021, by and among ZoomInfo Technologies Inc., a Delaware corporation (“Old PubCo”), ZoomInfo NewCo Inc., a Delaware corporation and a direct, wholly owned subsidiary of Old PubCo (“New PubCo”) and ZoomInfo Merger Sub 1 Inc., a Delaware corporation and a direct, wholly owned subsidiary of New PubCo (“Merger Sub 1”) (each a “Party” and collectively the “Parties”).

W I T N E S S E T H

WHEREAS, as of October 28, 2021, Old PubCo has the authority to issue 3,500,000,000 shares, consisting of (i) 2,500,000,000 shares of Class A Common Stock, par value $0.01 per share (the “Old PubCo Class A Common Stock”), of which 375,385,064 shares are issued and outstanding; (ii) 500,000,000 shares of Class B Common Stock, par value $0.01 per share (the “Old PubCo Class B Common Stock”), of which 22,338,777 shares are issued and outstanding; and (iii) 300,000,000 shares of Class C Capital Stock, par value $0.01 per share (the “Old PubCo Class C Common Stock”), of which no shares are issued and outstanding; and (iv) 200,000,000 shares of Preferred Stock, par value $0.01 per share (the “Old PubCo Preferred Stock”), of which no shares are issued and outstanding;

WHEREAS, as of the Effective Time (as defined below), New PubCo will have the authority to issue 3,500,000,000 shares, consisting of: (i) 2,500,000,000 shares of Class A Common Stock, par value $0.01 per share (the “New PubCo Class A Common Stock”), (ii) 500,000,000 shares of Class B Common Stock, par value $0.01 per share (the “New PubCo Class B Common Stock”), (iii) 300,000,000 shares of Class C Capital Stock, par value $0.01 per share (the “New PubCo Class C Common Stock”) and (iv) 200,000,000 shares of Preferred Stock, par value $0.01 per share (the “New PubCo Preferred Stock”);

WHEREAS, as of the date hereof, Merger Sub 1 has the authority to issue 1,000 shares of common stock, par value $0.01 per share (the “Merger Sub 1 Common Stock”), of which 100 shares are issued and outstanding on the date hereof and owned by New PubCo;

WHEREAS, as of the Effective Time, the designations, rights, powers and preferences, and the qualifications, limitations and restrictions of the New PubCo Class A Common Stock, New PubCo Class B Common Stock, New PubCo Class C Common Stock and New PubCo Preferred Stock will be the same as those of Old PubCo Class A Common Stock, Old PubCo Class B Common Stock, Old PubCo Class C Common Stock and Old PubCo Preferred Stock, respectively;

WHEREAS, the Amended and Restated Certificate of Incorporation of New PubCo (the “New Pubco Charter”) and the Bylaws of New PubCo (the “New PubCo Bylaws”), which will be in effect immediately following the Effective Time, shall contain provisions identical to the Amended and Restated Certificate of Incorporation of Old PubCo (the “Old PubCo Charter”) and the Amended and Restated Bylaws of Old PubCo (the “Old PubCo Bylaws”), in effect as of the date hereof and that will be in effect immediately prior to the Effective Time, respectively (other than as permitted by Section 251(g) of the General Corporation Law of the State of Delaware (the “DGCL”));

WHEREAS, the board of directors of Old PubCo has determined that it would be in the best interests of Old PubCo and its subsidiaries for New PubCo, a newly formed entity treated as a corporation for U.S. federal income tax purposes, to directly and indirectly conduct the business operations of Old PubCo and its subsidiaries through a wholly owned corporate group;

WHEREAS, Old PubCo desires to reorganize into a holding company structure in accordance with Section 251(g) of the DGCL, whereby (i) New PubCo will become a holding company by the merger of Merger Sub 1 with and into Old PubCo, (ii) each outstanding share of Old PubCo Class A Common Stock will be converted into one share of New PubCo Class A Common Stock with the same designations, rights, powers and preferences, and the qualifications, limitations and restrictions of Old PubCo Class A Common Stock, and (iii) each outstanding share of Old PubCo Class B Common Stock will be converted into one share of New PubCo Class B Common Stock with the same designations, rights, powers and preferences, and the qualifications, limitations and restrictions of Old PubCo Class B Common Stock;

WHEREAS, New PubCo and Merger Sub 1 are newly formed corporations organized for the sole purpose of participating in the transactions herein contemplated and actions related thereto, own no assets (other than New PubCo’s ownership of Merger Sub 1 and nominal capital) and have taken no actions other than those necessary or advisable to organize the corporations and to effect the transactions herein contemplated and actions related thereto;

WHEREAS, the boards of directors of New PubCo and Old PubCo have approved and declared advisable this Agreement and the transactions contemplated hereby, including, without limitation, the Merger;

WHEREAS, the board of directors of Merger Sub 1 has (i) approved and declared advisable this Agreement and the transactions contemplated hereby, including, without limitation, the Merger, (ii) resolved to submit the approval of the adoption of this Agreement and the transactions contemplated hereby, including, without limitation, the Merger, to its sole stockholder, and (iii) resolved to recommend to its sole stockholder that it approve the adoption of this Agreement and the transactions contemplated hereby, including, without limitation, the Merger;

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained in this Agreement, and intending to be legally bound hereby, Old PubCo, New PubCo and Merger Sub 1 hereby agree as follows:

Article I
THE MERGER
I.1The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, in accordance with Section 251(g) of the DGCL, Merger Sub 1 shall merge with and into Old PubCo (such merger, the “Merger”), whereupon the separate corporate existence of Merger Sub 1 shall cease, and Old PubCo shall continue as the surviving corporation of the Merger (the “Surviving Company”) and a direct, wholly owned subsidiary of New PubCo. At the Effective Time, the Merger shall have the effects specified herein and in Section 259 of the DGCL. From and after the Effective Time, by virtue of the Merger and without any further action by any other person, the Surviving Corporation shall possess all the rights, powers, privileges and franchises, and be subject to all of the obligations, liabilities, restrictions, disabilities and duties of Old PubCo and Merger Sub 1, in each case, to the fullest extent provided under the DGCL.
I.2Effective Time. As soon as practicable on or after the execution of this Agreement, Old PubCo shall file a certificate of merger, in substantially the form attached hereto as Exhibit A, executed in accordance with the relevant provisions of the DGCL, with the Secretary of State of the State of Delaware (the “Secretary of State”) and Old PubCo, New PubCo and Merger Sub 1 shall make all other filings or recordings required under the DGCL to effectuate the Merger. The Merger shall become effective as of 4:01 p.m. Eastern Time on October 29, 2021 or at such other date and time as the Parties shall agree and specify in the certificate of merger (the date and time the Merger becomes effective being referred to herein as the “Effective Time”).

I.3Certificate of Incorporation. At the Effective Time, the Old PubCo Charter shall be amended and restated in the Merger, in accordance with Section 251(g) of the DGCL, to read in its entirety in substantially the form attached hereto as Exhibit B and as so amended and restated, shall constitute the certificate of incorporation of the Surviving Corporation (the “Surviving Corporation Charter”), until thereafter amended as provided therein or by law.
I.4Bylaws. At the Effective Time, the Old PubCo Bylaws shall be amended and restated to read in their entirety in substantially the form attached hereto as Exhibit C and as so amended and restated, shall constitute the bylaws of the Surviving Corporation (the “Surviving Corporation Bylaws”), until thereafter amended as provided therein or by law.
I.5Directors. The directors of Merger Sub 1 in office immediately prior to the Effective Time shall, effective as of the Effective Time, be the directors of the Surviving Corporation and will continue to hold office from the Effective Time until the earlier of their resignation or removal or until their successors are duly elected or appointed and qualified in the manner provided in the Surviving Corporation Charter and Surviving Corporation Bylaws, or as otherwise provided by law. The Parties shall take all required action, if any, so that the directors of Old PubCo immediately prior to the Merger shall be the directors of New PubCo immediately following the Merger.
I.6Officers. The officers of Merger Sub 1 in office immediately prior to the Effective Time shall, effective as of the Effective Time, be the officers of the Surviving Corporation and will continue to hold office from the Effective Time until the earlier of their resignation or removal or until their successors are duly elected or appointed and qualified in the manner provided in the Surviving Corporation Charter and Surviving Corporation Bylaws, or as otherwise provided by law.
Article II
EFFECT OF MERGER ON EQUITY INTERESTS OF THE COMPANY; MERGER CONSIDERATION
II.1Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of New PubCo, Merger Sub 1, Old PubCo or any holder of any securities thereof:
(a)Conversion of Old PubCo Class A Common Stock. Each share of Old PubCo Class A Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of New PubCo Class A Common Stock.
(b)Conversion of Old PubCo Class B Common Stock. Each share of Old PubCo Class B Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of New PubCo Class B Common Stock.
(c)Conversion of Old PubCo Stock Held as Treasury Stock. Each share of (i) Old PubCo Class A Common Stock held in Old PubCo’s treasury shall be converted into one validly issued, fully paid and nonassessable share of New PubCo Class A Common Stock and (ii) Old PubCo Class B Common Stock held in Old PubCo’s treasury shall be converted into one validly issued, fully paid and nonassessable share of New PubCo Class B Common Stock, in each case, to be held immediately after completion of the Merger in the treasury of New PubCo.

II.2New PubCo Shares. Prior to the Effective Time, Old PubCo and New PubCo shall take any and all actions as are necessary to ensure that each share of capital stock of New PubCo that is owned by Old PubCo immediately prior to the Effective Time shall be cancelled and cease to be outstanding at the Effective Time, and no payment shall be made therefor, and Old PubCo, by execution of this Agreement, agrees to forfeit such shares and relinquish any rights to such shares at the Effective Time.
II.3No Appraisal Rights. In accordance with the DGCL, no appraisal rights shall be available to any holder of shares of Old PubCo Class A Common Stock or Old PubCo Class B Common Stock in connection with the Merger.
Article III
ASSIGNMENT AND ASSUMPTION OF AGREEMENTS

III.1Equity Plans and Awards. At the Effective Time, pursuant to this Agreement, Old PubCo will transfer to New PubCo, and New PubCo will assume, sponsorship of all of Old PubCo’s Equity Plans (as defined below), along with all of Old PubCo’s rights and obligations under the Equity Plans. At the Effective Time, pursuant to this Agreement, Old PubCo will transfer to New PubCo, and New PubCo will assume, its rights and obligations under each stock option to purchase a share of Old PubCo capital stock (each, a “Stock Option”) and each right to acquire, receive or vest in a share of Old PubCo capital stock (each, a “Stock Award” and together with the Stock Options, the “Awards”) issued under the Equity Plans or granted by Old PubCo outside of the Equity Plans pursuant to NASDAQ Listing Rule 5635(c) that is outstanding and unexercised, unvested and not yet paid or payable immediately prior to the Effective Time, which Awards shall be converted into a stock option to purchase or a right to acquire or vest in, respectively, a share of New PubCo capital stock of the same class and with the same rights and privileges relative to New PubCo that such share underlying such Stock Option or Stock Award had relative to Old PubCo immediately prior to the Effective Time on otherwise the same terms and conditions as were applicable immediately prior to the Effective Time, including, for Stock Options, at an exercise price per share equal to the exercise price per share for the applicable share of Old PubCo capital stock. For purposes of this Agreement, “Equity Plans” shall mean, Old PubCo’s 2020 Omnibus Incentive Plan and Old PubCo’s 2020 Employee Stock Purchase Plan.
III.2Assumption of Other Agreements. Effective as of the Effective Time, Old PubCo hereby assigns to New PubCo, and New PubCo hereby assumes and agrees to perform, all obligations of Old PubCo pursuant to any other agreements that management of the Company deems necessary to be assumed by New PubCo, including, but not limited to, the agreements listed on Schedule 1 attached hereto (collectively, the “Assumed Agreements”). At the Effective Time, the Assumed Agreements shall be deemed amended to (i) reflect the assumption by New PubCo described above; (ii) provide that references to Old PubCo shall be read to refer to New PubCo; and (iii) add New PubCo as parties with respect to qualifying participants, to the extent deemed necessary or appropriate. Old PubCo and New PubCo will take or cause to be taken all actions necessary or desirable in order to implement, confirm and effectuate the assumption by New PubCo hereof of the Assumed Plans and Agreements.

III.3Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either Merger Sub 1 or Old PubCo acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of Merger Sub 1 and Old PubCo, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of Merger Sub 1 and Old PubCo or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.
Article IV
TAX MATTERS.
IV.1Tax Treatment. The Merger, together with the Agreement and Plan of Merger effective on the date hereof by and among ZoomInfo Technologies Inc. (f/k/a ZoomInfo NewCo Inc.), a Delaware corporation (“New PubCo”), ZoomInfo Holdings LLC, a Delaware limited liability company and an indirect, wholly owned subsidiary of New PubCo and ZoomInfo Merger Sub 2 LLC, a Delaware corporation and a direct, wholly owned subsidiary of New PubCo, is intended to constitute an integrated transaction governed by Section 351 of the Internal Revenue Code of 1986, as amended.
Article V
TERMINATION.
V.1Termination. This Agreement may be terminated, and the Merger and the other transactions provided for herein may be abandoned, whether before or after the adoption of this Agreement by the sole stockholder of Merger Sub 1, at any time prior to the Effective Time, by Old PubCo. In the event of termination of this Agreement, this Agreement shall forthwith become void and have no effect, and neither Old PubCo, New PubCo, Merger Sub 1 nor their respective stockholders, directors or officers shall have any liability with respect to such termination or abandonment.
Article VI
MISCELLANEOUS
VI.1Amendments. At any time prior to the Effective Time, this Agreement may be supplemented, amended or modified, whether before or after the adoption of this Agreement by Merger Sub 1, by the mutual consent of the Parties by action by their respective boards of directors; provided, however, that, no amendment shall be effected subsequent to the adoption of this Agreement by the sole stockholder of Merger Sub 1 that by law requires further approval or authorization by the sole stockholder of Merger Sub 1 or the stockholders of Old PubCo without such further approval or authorization. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties.

VI.2Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns and all such successors and permitted assigns shall be deemed to be a party hereto for all purposes hereof. No Party may assign, delegate, or otherwise transfer either this Agreement or any of their rights, interests, or obligations hereunder without the prior written consent of each of the other Parties; provided, that New PubCo may assign any of its rights or delegate any of its obligations (in whole or in part) under this Agreement to any affiliate thereof, but in no event shall any such assignment release New PubCo or Merger Sub 1 from any of its obligations under this Agreement.
VI.3Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of laws, provisions or rules that would cause the application of the laws of any jurisdiction other than the State of Delaware.
VI.4Counterparts. This Agreement may be executed in any number of identical counterparts, each of which for all purposes shall be deemed an original, and all of which shall constitute collectively, one instrument. This Agreement may be validly executed and delivered by facsimile or other electronic transmission. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the Parties consent to conduct the transactions contemplated hereunder by electronic means.
VI.5Entire Agreement. This Agreement, together with the Schedules, Exhibits, the other certificates, documents, instruments and writings referred to herein or delivered pursuant hereto constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof. Each of the Parties acknowledges that no other Party, nor any agent or attorney of any other Party, has made any promise, representation or warranty whatsoever not contained herein, and that such Party has not executed or authorized the execution of this Agreement in reliance upon any such promise, representation or warranty not contained herein.
VI.6Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable by any applicable law or public policy, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable so long as the legal substance of the transactions contemplated herein is not affected in any manner materially adverse to any Party, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.
[Signature Page Follows]
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IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of 12:05 a.m. Eastern Time on October 29, 2021.

ZOOMINFO TECHNOLOGIES INC.
By:	/s/ Anthony Stark ______________________ Name: Anthony Stark Title: General Counsel and Corporate Secretary

ZOOMINFO NEWCO INC.
By:	/s/ Anthony Stark ______________________ Name: Anthony Stark Title: General Counsel and Corporate Secretary

ZOOMINFO MERGERSUB 1 INC.
By:	/s/ Anthony Stark ______________________ Name: Anthony Stark Title: General Counsel and Corporate Secretary

[Signature Page to Agreement and Plan of Merger]

Schedule 1
Assumed Agreements

1.Exchange Tax Receivable Agreement, dated as of June 3, 2020, by and among ZoomInfo Technologies Inc. and each of the other persons from time to time party thereto, as amended
2.Reorganization Tax Receivable Agreement, dated as of June 3, 2020, by and among ZoomInfo Technologies Inc. and each of the other persons from time to time a party thereto, as amendedRegistration Rights Agreement, dated as of June 8, 2020, by and among ZoomInfo Technologies Inc. and each of the other persons from time to time a party theretoStockholders Agreement, dated as of June 3, 2020, by and among ZoomInfo Technologies Inc. and each of the other persons from time to time party thereto
3.Registration Rights Agreement, dated as of June 8, 2020, by and among ZoomInfo Technologies Inc. and each of the other persons from time to time a party theretoStockholders Agreement, dated as of June 3, 2020, by and among ZoomInfo Technologies Inc. and each of the other persons from time to time party thereto
4.Stockholders Agreement, dated as of June 3, 2020, by and among ZoomInfo Technologies Inc. and each of the other persons from time to time party thereto
5.Employment Agreement, dated as of May 27, 2020, between ZoomInfo Technologies Inc., ZoomInfo Holdings LLC and Henry Schuck
6.Employment Agreement, dated as of August 10, 2020, between ZoomInfo Technologies Inc., ZoomInfo Holdings LLC and Joseph Christopher Hays
7.Indemnification Agreement, effective as of June 3, 2020, between ZoomInfo Technologies Inc. and Mitesh Dhruv
8.Indemnification Agreement, effective as of June 3, 2020, between ZoomInfo Technologies Inc. and Keith Enright
9.Indemnification Agreement, effective as of June 3, 2020, between ZoomInfo Technologies Inc. and Ashley Evans
10.Indemnification Agreement, effective as of June 3, 2020, between ZoomInfo Technologies Inc. and Mark Mader
11.Indemnification Agreement, effective as of June 3, 2020, between ZoomInfo Technologies Inc. and Jason Mironov
12.Indemnification Agreement, effective as of June 3, 2020, between ZoomInfo Technologies Inc. and Patrick McCarter
13.Indemnification Agreement, effective as of June 3, 2020, between ZoomInfo Technologies Inc. and Henry Schuck
14.Indemnification Agreement, effective as of June 3, 2020, between ZoomInfo Technologies Inc. and D. Randall Winn
15.Indemnification Agreement, effective as of June 3, 2020, between ZoomInfo Technologies Inc. and Chris Hays
16.Indemnification Agreement, effective as of June 3, 2020, between ZoomInfo Technologies Inc. and Cameron Hyzer

17.Indemnification Agreement, effective as of June 3, 2020, between ZoomInfo Technologies Inc. and Nir Karen
18.Indemnification Agreement, effective as of June 3, 2020, between ZoomInfo Technologies Inc. and Christopher Arntzen
19.Indemnification Agreement, effective as of June 3, 2020, between ZoomInfo Technologies Inc. and Blaine Browning
20.Indemnification Agreement, effective as of June 3, 2020, between ZoomInfo Technologies Inc. and David Reid
21.Indemnification Agreement, effective as of June 3, 2020, between ZoomInfo Technologies Inc. and Anthony Stark
22.Indemnification Agreement, effective as of June 3, 2020, between ZoomInfo Technologies Inc. and Jeremiah Sisitsky
23.Indemnification Agreement, effective as of June 3, 2020, between ZoomInfo Technologies Inc. and Jennifer Creticos
24.Indemnification Agreement, effective as of June 3, 2020, between ZoomInfo Technologies Inc. and Alyssa Lahar
25.Indemnification Agreement, effective as of June 3, 2020, between ZoomInfo Technologies Inc. and Hila Nir
26.Indemnification Agreement, effective as of June 3, 2020, between ZoomInfo Technologies Inc. and Derek Smith
27.Indemnification Agreement, effective as of June 3, 2020, between ZoomInfo Technologies Inc. and Philip Watson
28.Indemnification Agreement, effective as of June 3, 2020, between ZoomInfo Technologies Inc. and Justin Withers
29.Indemnification Agreement, effective as of June 3, 2020, between ZoomInfo Technologies Inc. and Mark Johnson
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Exhibit A

CERTIFICATE OF MERGER
MERGING
ZOOMINFO MERGER SUB 1 INC.
WITH AND INTO
ZOOMINFO TECHNOLOGIES INC.
October 29, 2021.
    Pursuant to Section 251 of the General Corporation Law of the State of Delaware (the “DGCL”), ZoomInfo Technologies Inc., a Delaware corporation (the “Corporation”), hereby certifies as of the date hereof to the following information relating to the merger (the “Merger”) of ZoomInfo Merger Sub 1 Inc., a Delaware Corporation (“Merger Sub”), with and into the Corporation:
    FIRST:    The name and state of incorporation of each of the constituent corporations to the Merger (each, a “Constituent Corporation”) are as follows:

Name	State of Incorporation
ZoomInfo Merger Sub 1 Inc.	Delaware
ZoomInfo Technologies Inc.	Delaware
    SECOND:    An Agreement and Plan of Merger, dated as of 12:05 a.m. Eastern Time on October 29, 2021 (as amended or otherwise modified in accordance with its terms, the “Agreement”), by and among the Corporation, Merger Sub and the other parties named therein, has been approved, adopted, executed and acknowledged by each Constituent Corporation in accordance with the requirements of Section 251 of the DGCL (and adopted by the sole stockholder of Merger Sub in accordance with Section 228 of the DGCL) and sets forth the agreement of merger of the Constituent Corporations.
    THIRD:    The Corporation will be the surviving corporation in the Merger (the “Surviving Corporation”) and the name of the Surviving Corporation will be: ZoomInfo Intermediate Inc.
    FOURTH:    The certificate of incorporation of the Corporation as in effect immediately prior to the effective time of the Merger shall be amended and restated as set forth in Annex I attached hereto and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation.
    FIFTH:    The executed Agreement is on file at an office of the Surviving Corporation, the address of which is: c/o ZoomInfo Technologies Inc., 805 Broadway Street, Suite 900, Vancouver, Washington 98660.
    SIXTH:    A copy of the Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either Constituent Corporation.

SEVENTH:     This Certificate of Merger and the Merger will become effective as of 4:01 p.m. Eastern Time on October 29, 2021, pursuant to Section 103 of the DGCL.
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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Merger to be signed by an authorized officer as of the date first written above.

ZOOMINFO TECHNOLOGIES INC.

By:    ____________________________________
Name:    Anthony Stark
Title:    General Counsel and Corporate Secretary

Exhibit B

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ZOOMINFO INTERMEDIATE INC.

FIRST. The name of the corporation is ZoomInfo Intermediate Inc.
SECOND. The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.
THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
FOURTH. The total number of shares of stock which the corporation shall have authority to issue is 1,000. All such shares are to be Common Stock, par value of $0.01 per share, and are to be of one class.
FIFTH. Unless and except to the extent that the bylaws of the corporation shall so require, the election of directors of the corporation need not be by written ballot.
SIXTH. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the corporation is expressly authorized to make, alter and repeal the bylaws of the corporation.
SEVENTH. Any act or transaction by or involving the corporation, other than the election or removal of directors of the corporation, that, if taken by the corporation immediately prior to the effective time of the merger of ZoomInfo Merger Sub 1 Inc. with and into the corporation (the “Merger Effective Time”), would have required, for its adoption under the General Corporation Law of the State of Delaware or under the certificate of incorporation or bylaws of the corporation immediately prior to Merger Effective Time, the approval of the stockholders of the corporation, shall, pursuant to Section 251(g)(7)(A) of the General Corporation Law of the State of Delaware, require, in addition to approval of the stockholders of the corporation, the approval of the stockholders of ZoomInfo NewCo Inc., a Delaware corporation (or any successor by merger), by the same vote as would have been required by the General Corporation Law of the State of Delaware and/or by the certificate of incorporation or bylaws of the corporation immediately prior to the Merger Effective Time.
EIGHTH. To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE EIGHT shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.
NINTH. The corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of any nature conferred upon stockholders, directors or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

Exhibit C

AMENDED AND RESTATED
BYLAWS
OF
ZOOMINFO INTERMEDIATE INC.

ARTICLE I
Meetings of Stockholders
Section 1.1. Annual Meetings. If required by applicable law, an annual meeting of stockholders shall be held for the election of directors at such date, time and place, if any, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting. The corporation may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.
Section 1.2. Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, but such special meetings may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. The corporation may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board of Directors.
Section 1.3. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the certificate of incorporation or these bylaws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting.
Section 1.4. Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.
Section 1.5. Quorum. Except as otherwise provided by law, the certificate of incorporation or these bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. Where a separate vote by class or series is required, the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of such class or series shall be necessary and sufficient to constitute a quorum with respect to that matter. In the absence of a quorum, the stockholders so present may, by the affirmative vote of the holders of a majority in voting power of the shares of the corporation which are present in person or by proxy and entitled to vote thereon, adjourn the meeting from time to time in the manner provided in Section 1.4 of these bylaws until a quorum shall attend. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the corporation or any subsidiary of the corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.
Section 1.6. Organization. Meetings of stockholders shall be presided over by the Chairperson of the Board, if any, or in his or her absence by the Vice Chairperson of the Board, if any, or in his or her absence by the President, or in his or her absence by a Vice President, or in the absence of the foregoing persons by a chairperson designated by the Board of Directors, or in the absence of such designation by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.
Section 1.7. Voting; Proxies. Except as otherwise provided by or pursuant to the provisions of the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the corporation a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot. At all meetings of stockholders for the election of directors at which a quorum is present a plurality of the votes cast shall be sufficient to elect. All other elections and questions presented to the stockholders at a meeting at which a quorum is present shall, unless a different or minimum vote is required by the certificate of incorporation, these bylaws, the rules or regulations of any stock exchange applicable to the corporation, or any law or regulation applicable to the corporation or its securities, in which case such different or minimum vote shall be the applicable vote on the matter, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the corporation which are present in person or by proxy and entitled to vote thereon.
Section 1.8. Fixing Date for Determination of Stockholders of Record.
(a)In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.
(b)In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
(c)Unless otherwise restricted by the certificate of incorporation, in order that the corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board of Directors, (i) when no prior action of the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
Section 1.9. List of Stockholders Entitled to Vote. The corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 1.9 or to vote in person or by proxy at any meeting of stockholders.
Section 1.10. Action By Written Consent of Stockholders. Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. An electronic transmission consenting to action to be taken transmitted by a stockholder, a proxyholder or by a person authorized to act by such stockholder, shall be deemed to be written and signed for the purposes of this Section if the electronic transmission sets forth or is delivered with information from which the corporation can determine that the electronic transmission was transmitted by the stockholder, the proxyholder or by a person authorized to act for the stockholder and the date on which such electronic transmission was transmitted. Any such consent given by electronic transmission shall be deemed delivered as provided by the General Corporation Law of the State of Delaware (the “General Corporation Law”). Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation.
Section 1.11. Inspectors of Election. The corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.
Section 1.12. Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
ARTICLE II
Board of Directors
Section 2.1. Number; Qualifications. The Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders.
Section 2.2. Election; Resignation; Vacancies. The Board of Directors shall initially consist of the persons named as directors in the certificate of incorporation or elected by the incorporator of the corporation, and each director so elected shall hold office until the first annual meeting of stockholders or until his or her successor is duly elected and qualified. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors each of whom shall hold office for a term of one year or until his or her successor is duly elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal. Any director may resign at any time upon notice to the corporation. Unless otherwise provided by law or the certificate of incorporation, any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stockholders, and each director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced or until his or her successor is elected and qualified.
Section 2.3. Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine.
Section 2.4. Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the President, any Vice President, the Secretary, or by any member of the Board of Directors. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least twenty-four hours before the special meeting.
Section 2.5. Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.
Section 2.6. Quorum; Vote Required for Action. At all meetings of the Board of Directors the directors entitled to cast a majority of the votes of the whole Board of Directors shall constitute a quorum for the transaction of business. Except in cases in which the certificate of incorporation, these bylaws or applicable law otherwise provides, a majority of the votes entitled to be cast by the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.
Section 2.7. Organization. Meetings of the Board of Directors shall be presided over by the Chairperson of the Board, if any, or in his or her absence by the Vice Chairperson of the Board, if any, or in his or her absence by the President, or in their absence by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.
Section 2.8. Action by Unanimous Consent of Directors. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the board or committee in the same paper or electronic form as the minutes are maintained.
ARTICLE III
Committees
Section 3.1. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.
Section 3.2. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these bylaws.
ARTICLE IV
Officers
Section 4.1. Officers; Election; Qualifications; Term of Office; Resignation; Removal; Vacancies. The Board of Directors shall elect a President and Secretary, and it may, if it so determines, choose a Chairperson of the Board and a Vice Chairperson of the Board from among its members. The Board of Directors may also choose one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers and such other officers as it shall from time to time deem necessary or desirable. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon notice to the corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.
Section 4.2. Powers and Duties of Officers. The officers of the corporation shall have such powers and duties in the management of the corporation as may be prescribed in a resolution by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.
Section 4.3. Appointing Attorneys and Agents; Voting Securities of Other Entities. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairperson of the Board, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the corporation, in the name and on behalf of the corporation, to cast the votes which the corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent in writing, in the name of the corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consents, and may execute or cause to be executed in the name and on behalf of the corporation and under its corporate seal or otherwise, all such proxies or other instruments as he or she may deem necessary or proper. Any of the rights set forth in this Section 4.3 which may be delegated to an attorney or agent may also be exercised directly by the Chairperson of the Board, the President or the Vice President.
ARTICLE V
Stock
Section 5.1. Certificates. The shares of the corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the corporation by any two authorized officers of the corporation (it being understood that each of the Chairperson of the Board of Directors, the Vice Chairperson of the Board of Directors, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary and any Assistant Secretary shall be an authorized officer for such purpose), certifying the number of shares owned by such holder in the corporation. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.
Section 5.2. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.
ARTICLE VI
Indemnification and Advancement of Expenses
Section 6.1. Right to Indemnification. The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 6.3, the corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors of the corporation.
Section 6.2. Advancement of Expenses. The corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VI or otherwise.
Section 6.3. Claims. If a claim for indemnification under this Article VI (following the final disposition of such proceeding) is not paid in full within sixty days after the corporation has received a claim therefor by the Covered Person, or if a claim for any advancement of expenses under this Article VI is not paid in full within thirty days after the corporation has received a statement or statements requesting such amounts to be advanced, the Covered Person shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim. If successful in whole or in part, the Covered Person shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action, the corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.
Section 6.4. Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article VI shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise.
Section 6.5. Other Sources. The corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.
Section 6.6. Amendment or Repeal. Any right to indemnification or to advancement of expenses of any Covered Person arising hereunder shall not be eliminated or impaired by an amendment to or repeal of these bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought.
Section 6.7. Other Indemnification and Advancement of Expenses. This Article VI shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.
ARTICLE VII
Miscellaneous
Section 7.1. Fiscal Year. The fiscal year of the corporation shall end on December 31, or such other day as the Board of Directors may designate.
Section 7.2. Seal. The corporate seal shall have the name of the corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.
Section 7.3. Manner of Notice.
(a)Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under any provision of the General Corporation Law, the certificate of incorporation or these bylaws may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the corporation. Notice shall be given (i) if mailed, when deposited in the United States mail, postage prepaid, (ii) if delivered by courier service, the earlier of when the notice is received or left at the stockholder’s address, or (iii) if given by electronic mail, when directed to such stockholder’s electronic mail address (unless the stockholder has notified the corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by the General Corporation Law to be given by electronic transmission). A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the corporation. A notice by electronic mail will include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the corporation who is available to assist with accessing such files or information. Any notice to stockholders given by the corporation under any provision of the General Corporation Law, the certificate of incorporation or these bylaws provided by means of electronic transmission (other than any such notice given by electronic mail) may only be given in a form consented to by such stockholder, and any such notice by such means of electronic transmission shall be deemed to be given as provided by the General Corporation Law. The terms “electronic mail,” “electronic mail address,” “electronic signature” and “electronic transmission” as used herein shall have the meanings ascribed thereto in the General Corporation Law.
(b)Except as otherwise provided herein or permitted by applicable law, notices to any director may be in writing and delivered personally or mailed to such director at such director’s address appearing on the books of the corporation, or may be given by telephone or by any means of electronic transmission (including, without limitation, electronic mail) directed to an address for receipt by such director of electronic transmissions appearing on the books of the corporation.
(c)Without limiting the manner by which notice otherwise may be given effectively to stockholders, and except as prohibited by applicable law, any notice to stockholders given by the corporation under any provision of applicable law, the certificate of incorporation, or these bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any stockholder who fails to object in writing to the corporation, within 60 days of having been given written notice by the corporation of its intention to send the single notice permitted under this Section 7.3(c), shall be deemed to have consented to receiving such single written notice.
Section 7.4. Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any waiver of notice, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in a waiver of notice.
Section 7.5. Form of Records. Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time.
Section 7.6. Electronic Signatures, etc. Any document, including, without limitation, any consent, agreement, certificate or instrument, required by the General Corporation Law, the certificate of incorporation or these bylaws to be executed by any officer, director, stockholder, employee or agent of the corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law. All other contracts, agreements, certificates or instruments to be executed on behalf of the corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law.
Section 7.7. Amendment of Bylaws. These bylaws may be altered, amended or repealed, and new bylaws made, by the Board of Directors, but the stockholders may make additional bylaws and may alter and repeal any bylaws whether adopted by them or otherwise.

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